                                                                     EXHIBIT 4.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Warrant No. W-CS-2                                    Number of Shares:  50,000
Date of Issuance:  October 18, 2002                     (subject to adjustment)

                           PERSISTENCE SOFTWARE, INC.

                              COMMON STOCK WARRANT
                              --------------------

         Persistence Software, Inc. (the "COMPANY"), for value received equal to $0.001 per share issuable hereunder, hereby certifies that RTX SECURITIES CORPORATION, or its registered assigns (the "REGISTERED HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 5 below), up to 50,000 shares (as adjusted from time to time pursuant to the provisions of this Warrant) of Common Stock of the Company, at a per share purchase price equal to $0.38, the closing sale price of the Company's Common Stock on the date hereof. The shares purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "WARRANT STOCK" and the "PURCHASE PRICE," respectively.

         This Warrant is issued pursuant to that certain Advisory Agreement, dated as of September 27, 2002, between the Company and RTX Securities Corporation (the "ADVISORY AGREEMENT") and is subject to the terms and conditions of the Advisory Agreement.

         1. FULLY VESTED SHARES. The shares of Warrant Stock are fully vested and exercisable as of the date of this Warrant.

         2. EXERCISE.

                  (a) METHOD OF EXERCISE. This Warrant may be exercised by the Registered Holder, in whole or in part, in accordance with the foregoing schedule, by surrendering this Warrant, with the purchase/exercise form appended hereto as EXHIBIT A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

                  (b) EFFECTIVE TIME OF EXERCISE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 2(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

                  (c) NET ISSUE EXERCISE.

                           (i) In lieu of exercising this Warrant in the manner
provided above in Section 2(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as EXHIBIT A duly executed by such Registered Holder or such Registered Holder's duly authorized attorney, in which event the Company shall issue to holder a number of shares of Common Stock computed using the following formula:

                                    X =     Y (A - B)
                                            ---------
                                                A

Where             X =   The number of shares of Common Stock to be issued to the
                        Registered Holder.

                  Y = The number of shares of Common Stock purchasable under this Warrant (at the date of such calculation).

                  A = The fair market value of one share of Common Stock (at the date of such calculation). B = The Purchase Price (as adjusted to the date of such calculation).

                           (ii) For purposes of this Section 2(c), the fair
market value of one share of Common Stock on the date of calculation shall mean,

                                (1) if the Company's Common Stock is traded on
the Nasdaq stock market, the average of the closing sales prices over a thirty
(30) day period ending three days before date of calculation; or

                                (2) if the Company's Common Stock is actively
traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the thirty (30) day period ending three days before the date of calculation.

                  (d) DELIVERY TO HOLDER. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within 10 days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                           (i) a certificate or certificates for the number of
shares of Warrant Stock to which such Registered Holder shall be entitled, and

                           (ii) in case such exercise is in part only, a new
warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 2(a) above.

         3. ADJUSTMENTS.

                  (a) STOCK SPLITS AND DIVIDENDS. If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing
(i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

                  (b) RECLASSIFICATION, ETC. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 3(a); and in each such case, the terms of this Section 3 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

                  (c) ADJUSTMENT CERTIFICATE. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 3, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

         4. TRANSFERS.

                  (a) UNREGISTERED SECURITY. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of
(i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

                  (b) TRANSFERABILITY. Subject to the provisions of Section 4(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of EXHIBIT B hereto) at the principal office of the Company PROVIDED, HOWEVER, that this Warrant may not be transferred in part unless the transferee acquires the right to purchase at least 25,000 shares (as adjusted pursuant to Section 2) of Warrant Stock hereunder.

                  (c) WARRANT REGISTER. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

         5. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 14 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         6. TERMINATION. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate on the earlier of October 18, 2007 or the closing of any sale of all or substantially all of the assets of the Company, or any merger, consolidation or any other transaction or series of related transactions in which the Company's stockholders immediately prior thereto own less than a majority of the voting stock of the Company (or its successor or parent) immediately thereafter (the "EXPIRATION DATE").

         7. NOTICES OF CERTAIN TRANSACTIONS. In case:

                  (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                  (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

                  (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined.

         8. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

         9. EXCHANGE OF WARRANTS. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         10. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         11. NOTICES. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

         12. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

         13. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

         14. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived upon written consent of the Company and the Registered Holder.

         15. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         16. GOVERNING LAW. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

         17. REGISTRATION RIGHTS. The Warrant Shares are subject to the re-sale registration rights described in the Registration Rights Agreement by and between the Company and RTX Securities Corporation and dated concurrently herewith.

         18. REPRESENTATIONS AND COVENANTS OF THE HOLDER. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Registered Holder:

                   (a) INVESTMENT PURPOSE. The Warrant and the Common Stock issuable upon exercise of the Warrant will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption pursuant to the Securities Act.

                   (b) PRIVATE ISSUE. The Registered Holder understands (i) that neither the Warrant nor the Common Stock issuable upon exercise of this Warrant is registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof pursuant to Section 4(2) of the Securities Act and any applicable state securities laws, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 18.

                   (c) DISPOSITION OF HOLDER'S RIGHTS. In no event will the Registered Holder make a disposition of the Warrant or the Common Stock issuable upon exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act has been taken, or (B) an exemption from the registration requirements of the Securities Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock or Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Common Stock when (1) such security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the Securities Act, or (3) a letter shall have been issued to the Registered Holder at its request by the staff of the Securities and Exchange Commission (the "SEC") or a ruling shall have been issued to the Registered Holder at its request by the SEC stating that no action shall be recommended by such staff or taken by SEC, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Registered Holder or holder of a share of Common Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Common Stock not bearing any restrictive legend.

                   (d) FINANCIAL RISK. The Registered Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

                   (e) RISK OF NO REGISTRATION. The Registered Holder understands that if the Company does not register with the SEC pursuant to
Section 12 of the Securities Act, or file reports pursuant to Section 15(d), of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), or if a registration statement covering the securities under the Securities Act is not in effect when the Registered Holder desires to sell the Common Stock issuable upon exercise of the Warrant, it may be required to hold such securities for an indefinite period. The Registered Holder also understands that any sale of the Warrant or the Common Stock issuable upon exercise of the Warrant which might be made by it in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions of that Rule.

                  (f) ACCREDITED INVESTOR. The Registered Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

         IN WITNESS WHEREOF, the parties have executed this Common Stock Warrant as of the date first above written.


                                    PERSISTENCE SOFTWARE, INC.


                                    By: /s/ Christine Russell
                                        -------------------------------
                                    Title: Chief Financial Officer

                                    Address: Persistence Software Inc.
                                             1720 S. Amphlett Blvd, 3rd Floor
                                             San Mateo, CA 94402
                                             Attention:  Chief Financial Officer

                                    Fax Number: (650) 341-8432


AGREED TO AND ACCEPTED BY:

RTX SECURITIES CORPORATION

By:  /s/ Gregory S. Curhan
     ----------------------
Title:  President

Address: 100 Pine Street
           San Francisco, CA 94111

Fax Number: (415) 274-5669

                                    EXHIBIT A
                                    ---------

                             PURCHASE/EXERCISE FORM
                             ----------------------


To:      Persistence Software, Inc.                                   Dated:

         The undersigned, pursuant to the provisions set forth in the attached Warrant No. W-CS-2, hereby irrevocably elects to purchase _______ shares of the Common Stock covered by such Warrant and herewith makes payment of $_________, representing the full purchase price for such shares at the price per share provided for in such Warrant.



         The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 18 of the Warrant and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Warrant.

                                   Signature:  _________________________________

                                   Name (print):  ______________________________

                                   Title (if applic.):  ________________________

                                   Company (if applic.):  ______________________

                                    EXHIBIT B
                                    ---------

                                 ASSIGNMENT FORM
                                 ---------------

         FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:


             NAME OF ASSIGNEE                          ADDRESS/FAX NUMBER                    NO. OF SHARES
             ----------------                          ------------------                    -------------






Dated:                                Signature:
      -----------------------------               ------------------------------

                                                  ------------------------------


                                      Witness:
                                                  ------------------------------

                                    EXHIBIT C
                                    ---------

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------